April 2016

Pricing Supplement filed pursuant to Rule 424(b)(2) dated April 15, 2016

Registration Statement No. 333-198735

STRUCTURED INVESTMENTS Opportunities in U.S. and International Equities GS Finance Corp.

$8,129,000 Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after July 20, 2016 up to the coupon payment date on January 21, 2020.

Unless previously redeemed, on each coupon observation date (i) if the index closing value of any underlying index is less than its downside threshold level (1,248.438 with respect to the S&P 500® Index, 678.5538 with respect to the Russell 2000® Index and 1,009.266 with respect to the MSCI EAFE Index, which in each case represents 60.00% of its initial index value of 2,080.73, 1,130.923 and 1,682.11, respectively), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level, you will receive on the applicable coupon payment date a payment of $22.50 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of any underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•             if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,022.50 ($1,000.00 plus the final coupon) (you will not participate in any appreciation of the underlying indexes); or

•             if the final index value of any underlying index is less than its downside threshold level, the product of (i) $1,000 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $963 per $1,000 principal amount. For a discussion of the estimated value and the price at which Goldman, Sachs & Co. would initially buy or sell your securities, if it makes a market in the securities, see the following page. Your investment in the securities involves risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	April 20, 2016	Original issue price:	100.00% of the principal amount
Underwriting discount:	2.29% ($186,154.10 in total)*	Net proceeds to the issuer:	97.71% ($7,942,845.90 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $19.90 for each security they sell. It has informed us that it intends to internally allocate $3.60 of the selling concession as a structuring fee. Goldman, Sachs & Co. will receive an underwriting discount of $3.00 for each security.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman, Sachs & Co.

Pricing Supplement No. 307 dated April 15, 2016

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman, Sachs & Co. or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman, Sachs & Co. (GS&Co.) and taking into account our credit spreads) is equal to approximately $963 per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately $1,000 per $1,000 principal amount, which exceeds the estimated value of your securities as determined by reference to these models. The amount of the excess will decline on a straight line basis over the period from the pricing date through July 15, 2016.

About Your Prospectus

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (Registration Statement No. 333-198735). This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•                  General terms supplement no. 25 dated December 22, 2015

•                  Prospectus supplement dated December 22, 2015

•                  Prospectus dated December 22, 2015

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

For purposes of the securities, all references to “lesser performing” used in the accompanying general terms supplement no. 25 will be deemed to refer to “worst performing” in this pricing supplement.

April 2016

Pricing Supplement filed pursuant to Rule 424(b)(2) dated April 15, 2016

Registration Statement No. 333-198735

STRUCTURED INVESTMENTS Opportunities in U.S. and International Equities GS Finance Corp.

$8,129,000 Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index.

We may redeem your securities at our discretion at 100% of their principal amount plus any coupon then due on any coupon payment date on or after July 20, 2016 up to the coupon payment date on January 21, 2020.

Unless previously redeemed, on each coupon observation date (i) if the index closing value of any underlying index is less than its downside threshold level (1,248.438 with respect to the S&P 500® Index, 678.5538 with respect to the Russell 2000® Index and 1,009.266 with respect to the MSCI EAFE Index, which in each case represents 60.00% of its initial index value of 2,080.73, 1,130.923 and 1,682.11, respectively), you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level, you will receive on the applicable coupon payment date a payment of $22.50 for each $1,000 principal amount of your securities.

At maturity, if not previously redeemed, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus the coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor (the quotient of the final index value divided by the initial index value). Investors will not participate in any appreciation of any underlying index.

At maturity, for each $1,000 principal amount of your securities you will receive an amount in cash equal to:

•             if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,022.50 ($1,000.00 plus the final coupon) (you will not participate in any appreciation of the underlying indexes); or

•             if the final index value of any underlying index is less than its downside threshold level, the product of (i) $1,000 times (ii) the worst of the index performance factors (you will receive significantly less than the principal amount of your securities).

The securities are for investors who seek to earn a coupon at an above current market rate in exchange for the risk of receiving few or no quarterly coupons and losing a significant portion of the principal amount of their securities.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes:	S&P 500® Index, Russell 2000® Index and MSCI EAFE Index
Aggregate principal amount	$8,129,000
Pricing date:	April 15, 2016
Original issue date:	April 20, 2016 (3 business days after the pricing date)
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Valuation date:	the last coupon observation date, April 15, 2020
Stated maturity date:	April 20, 2020
Estimated value:	approximately $963
Early redemption right:

we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on July 20, 2016 and ending with the coupon payment date occurring on January 21, 2020, subject to three business days’ prior notice; No payments will be made after they have been redeemed.

April 2016

Payment at maturity:

if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000 plus the final coupon; or

if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 40.00% and could be zero.

Initial index value:

2,080.73 with respect to the S&P 500® Index, 1,130.923 with respect to the Russell 2000® Index and 1,682.11 with respect to the MSCI EAFE Index, which is equal to the index closing value of such underlying index on the pricing date

Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date
Downside threshold level:

1,248.438 with respect to the S&P 500® Index, 678.5538 with respect to the Russell 2000® Index and 1,009.266 with respect to the MSCI EAFE Index, in each case, 60.00% of such underlying index’s initial index value

Contingent quarterly coupon:

•      if the index closing value of each underlying index on the applicable coupon observation date is greater than or equal to its downside threshold level, $22.50 per security; or

•      if the index closing value of any underlying index on the applicable coupon observation date is less than its downside threshold level, $0.00

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index.
CUSIP / ISIN:	40054KAP1 / US40054KAP12
Stated principal amount/Original issue price:	$1,000 per security / 100% of the principal amount
Listing:	the securities will not be listed on any securities exchange
Underwriter:	Goldman, Sachs & Co.

Coupon observation dates	Coupon payment dates

July 15, 2016	July 20, 2016
October 17, 2016	October 20, 2016
January 17, 2017	January 20, 2017
April 18, 2017	April 21, 2017
July 17, 2017	July 20, 2017
October 16, 2017	October 19, 2017
January 16, 2018	January 19, 2018
April 16, 2018	April 19, 2018
July 16, 2018	July 19, 2018
October 15, 2018	October 18, 2018
January 15, 2019	January 18, 2019
April 15, 2019	April 18, 2019
July 15, 2019	July 18, 2019
October 15, 2019	October 18, 2019
January 15, 2020	January 21, 2020
April 15, 2020 (Valuation date)	April 20, 2020 (Stated maturity date)

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the securities has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated December 22, 2015, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated December 22, 2015, for Medium-Term Notes, Series E, and references to the “accompanying general terms supplement no. 25” mean the accompanying general terms supplement no. 25, dated December 22, 2015, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement. For purposes of the securities, all references to “lesser performing” used in the accompanying general terms supplement no. 25 will be deemed to refer to “worst performing” in this pricing supplement.

Investment Summary

The Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 60.00% of its initial index value, which we refer to as its downside threshold level, on the related coupon observation date. If the index closing value of any underlying index is less than its downside threshold level on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are redeemed early, no more contingent quarterly coupon payments will be made. It is possible that the index closing value of any underlying index could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index was to be at or above its downside threshold level on some quarterly coupon observation dates, one or more underlying indexes may fluctuate below the respective downside threshold level(s) on others. In addition, if the securities have not been redeemed by us prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying index.

Maturity:	Approximately 4 years (unless redeemed early)
Contingent quarterly coupon:

•                 If the index closing value of each underlying index on the applicable coupon observation date is greater than or equal to its downside threshold level, $22.50 per security; or

•                 If the index closing value of any underlying index on the applicable coupon observation date is less than its downside threshold level, $0.00

Early redemption right:	we have the right to redeem your securities at our discretion, in whole but not in part, at a price equal to 100% of the principal

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

amount plus any coupon then due, on each coupon payment date commencing with the coupon payment date occurring on July 20, 2016 and ending with the coupon payment date occurring on January 21, 2020, subject to three business days’ prior notice

Payment at maturity:

•                 If the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000 plus the final coupon; or

•                 If the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its downside threshold level on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying index closes at or above its downside threshold level on each quarterly coupon observation date until the securities are redeemed by us or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been redeemed by us) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 60.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are redeemed prior to maturity

This scenario assumes that we redeemed your securities, in whole but not in part, at a price equal to 100% of the principal amount plus any coupon then due, on any coupon payment date prior to maturity. If the securities are redeemed by us, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes close below the respective downside threshold level(s) on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final coupon observation date.

Scenario 3: the securities are not redeemed prior to maturity

This scenario assumes that the securities are not redeemed by us and that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes close below the respective downside threshold level(s) on the others. Consequently, investors receive

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

and investors suffer a substantial loss of principal at maturity the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, one or more underlying indexes close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 60.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly coupon observation date and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

Diagram #2: Payment at Maturity if the Securities are Not Redeemed

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security

Contingent quarterly coupon:	$22.50 per security

Initial index values:	2,080.73 with respect to the S&P 500® Index, 1,130.923 with respect to the Russell 2000® Index and 1,682.11 with respect to the MSCI EAFE Index

Downside threshold levels:

1,248.438 with respect to the S&P 500® Index, 678.5538 with respect to the Russell 2000® Index and 1,009.266 with respect to the MSCI EAFE Index (in each case, 60.00% of such underlying index’s initial index value)

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date:

Hypothetical Coupon Observation Date	Index Closing Value			Contingent Quarterly Coupon
	S&P 500® Index	Russell 2000® Index	MSCI EAFE Index
#1	2,100.00 (at or above downside threshold level)	1,150.00 (at or above downside threshold level)	1,700.00 (at or above downside threshold level)	$22.50
#2	1,100.00 (below downside threshold level)	1,000.00 (at or above downside threshold level)	800.00 (below downside threshold level)	$0.00
#3	1,600.00 (at or above downside threshold level)	900.00 (at or above downside threshold level)	600.00 (below downside threshold level)	$0.00
#4 - #16	1,100.00 (below downside threshold level)	600.00 (below downside threshold level)	800.00 (below downside threshold level)	$0.00

On hypothetical coupon observation date #1, each of the S&P 500® Index, Russell 2000® Index, and MSCI EAFE Index close at or above its downside threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 and #3, at least one underlying index closes at or above its downside threshold level but one or more other underlying indexes close below the respective downside threshold level(s). Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation dates #4 - #16, each underlying index closes below its downside threshold level and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of any underlying index is below its downside threshold level on the related coupon observation date.

How to calculate the payment at maturity (if the securities have not been redeemed):

Index Closing Value (Final Index Value)

Example	S&P 500® Index	Russell 2000® Index	MSCI EAFE Index	Payment at Maturity
#1	2,100.00 (at or above downside threshold level)	1,300.00 (at or above downside threshold level)	1,700.00 (at or above downside threshold level)	$1,022.50 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	1,600.00 (at or above downside threshold level)	565.4615 (below the downside threshold level)	900.00 (below the downside threshold level)	$1,000 × the worst performing index performance factor = $1,000 × (565.4615 / 1,130.923) = $500.00
#3	1,040.365 (below the downside threshold level)	800.00 (at or above downside threshold level)	900.00 (below the downside threshold level)	$1,000 × (1,040.365 / 2,080.73) = $500.00
#4	624.219 (below the downside threshold level)	452.3692 (below the downside threshold level)	672.844 (below the downside threshold level)	$1,000 × (624.219 / 2,080.73) = $300.00
#5	520.1825 (below the downside threshold level)	339.2769 (below the downside threshold level)	504.633 (below the downside threshold level)	$1,000 × (520.1825 / 2,080.73) = $250.00

In example #1, the final index value of each of the S&P 500® Index, Russell 2000® Index and MSCI EAFE Index is at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of any underlying index.

In examples #2 and #3, the final index value of one or more underlying indexes is at or above its downside threshold level, but the final index value of one or more of the other underlying indexes is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 70.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the MSCI EAFE Index has declined 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

In example #5, the S&P 500® Index has declined 75.00% from its initial index value, while each of the Russell 2000® Index and the MSCI EAFE Index has declined 70.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $600.00 per security and could be zero.

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of index closing values that are entirely hypothetical; no one can predict what the index closing value of any underlying index will be on any day throughout the life of your securities and what the final index value of the worst performing underlying index will be on the valuation date. The underlying indexes have been highly volatile in the past — meaning that the index closing values have changed considerably in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Downside threshold level	with respect to each underlying index, 60.00% of such underlying index’s initial index value

The securities have not been redeemed

Neither a market disruption event nor a non-index business day occurs on the originally scheduled valuation date

No change in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index

Securities purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performances of the underlying indexes over the life of your securities may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this pricing supplement and the date of your purchase of the offered securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

If the securities are not redeemed, the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been redeemed and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

The Securities Have Not Been Redeemed

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity if the Securities Have Not Been Redeemed (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
90.000%	100.000%*
70.000%	100.000%*
60.000%	100.000%*
59.999%	59.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%
*Does not include the final coupon

If, for example, the securities have not been redeemed and the final index value of the worst performing underlying index were determined to be 25.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final index value of the worst performing underlying index were determined to be zero, you would lose your entire investment in the securities. In addition, if the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities, as shown in the table above. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying index stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical payments at

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered securities. The hypothetical payments on securities held to the stated maturity date in the examples above assume you purchased your securities at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual index closing values of the underlying indexes on any day, the final index value of the underlying indexes or what the market value of your securities will be on any particular index business day, nor can we predict the relationship between the index closing values of the underlying indexes and the market value of your securities at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the securities will receive on each coupon payment date, the actual amount that a holder will receive at maturity, if any, and the rate of return on the offered securities will depend on whether or not the securities are redeemed and on the actual index closing values of the underlying indexes on the coupon observation dates and the actual final index values determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your securities, if any, and the cash amount to be paid in respect of your securities on the stated maturity date, if any, may be very different from the information reflected in the examples above.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 25. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 25. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., the stocks comprising the underlying indexes to which your securities are linked. You should carefully consider whether the offered securities are suited to your particular circumstances.

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Subject to our redemption right, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index as measured from their initial index values to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 33 of the accompanying prospectus.

You May Not Receive a Coupon on Any Coupon Payment Date

If the index closing value of any underlying index on the related coupon observation date is less than its downside threshold level, you will not receive a coupon payment on the applicable coupon payment date. If the index closing value of any underlying index is less than its downside threshold level on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

We Are Able to Redeem Your Securities at Our Option

On each coupon payment date commencing on the coupon payment date occurring on July 20, 2016 and ending on the coupon payment date occurring on January 21, 2020, we will be permitted to redeem your securities at our option. Furthermore, our option to redeem your securities may adversely affect the value of your securities. It is our sole option whether to redeem your securities prior to maturity and we may or may not exercise this option for any reason. Many factors may influence the likelihood of your securities being redeemed.  In general, we will be more likely to redeem the securities when we expect the index closing value of each underlying index to be at or above its downside threshold level on the next coupon determination date.  On the other hand, we will be less likely to redeem the securities when we expect the index closing value of any underlying index to be below its downside threshold level on the next coupon determination date, such that you will receive no coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Because of this redemption option, the term of your securities could be anywhere between three and forty-eight months. No further payments will be made on the securities if they are redeemed.

The Coupon Does Not Reflect the Actual Performances of the Underlying Indexes from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation in the Underlying Indexes

The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the index closing values of any underlying index between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of any index, and the return on the securities will be limited to the coupons, if any, that are paid with respect to each coupon payment date.  Accordingly, the coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying index that pays coupons based on the performance of any underlying index from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

If the securities are not redeemed, the payment at maturity will be based on the worst performing underlying index without regard to the performances of the other underlying indexes. As a result, you could lose all or some of your initial investment if the worst performing underlying index performance factor is negative, even if there is an increase in the values of the other underlying indexes. This could be the case even if one or more of the other underlying indexes increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on any coupon determination date or on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index.  Therefore, you will be exposed equally to the risks related to each underlying index.  Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes.  Accordingly, your investment is subject to the full market risk of each underlying index.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Value of the Worst Performing Underlying Index

If your securities are not redeemed and the final index value of the worst performing underlying index is less than its downside trigger level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a drop of up to 40.00% between the initial index value and the final index value of the worst performing underlying index will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than 60.00% of its initial index value will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the worst performing underlying index.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying Index Stocks

We refer to the stocks that are included in the underlying indexes as underlying index stocks. The applicable underlying index publisher calculates the value of an underlying index by reference to the prices of its underlying index stocks, without taking account of the value of dividends paid on those stocks. Therefore, the return on your securities will not reflect the return you would realize if you actually owned the underlying index stocks and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlying index stocks by the applicable underlying index stock issuer. See “—Investing in the securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock” below for additional information.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, the amount of the excess will decline on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•                  the value of the underlying indexes;

•                  the volatility — i.e., the frequency and magnitude of changes — in the index closing values of the underlying indexes;

•                  the dividend rates of the underlying index stocks;

•                  economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlying indexes, and which may affect the index closing values of the underlying indexes;

•                  interest rates and yield rates in the market;

•                  the time remaining until your securities mature; and

•                  our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before maturity, you may receive less than the principal amount of your securities or the amount you may receive at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

If the Values of the Underlying Indexes Change, the Market Value of Your Securities May Not Change in the Same Manner

The price of your securities may move quite differently than the performances of the underlying indexes. Changes in the values of the underlying indexes may not result in a comparable change in the market value of your securities. Even if the values of the underlying indexes increase above their downside threshold levels during some portion of the life of the securities, the market value of your securities may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” above.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities

Goldman Sachs expects to hedge our obligations under the securities by purchasing futures and/or other instruments linked to the underlying indexes. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying indexes or the stocks underlying the underlying indexes, which we refer to as underlying index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your securities. Alternatively, Goldman Sachs may hedge all or part of our obligations under the securities with unaffiliated distributors of the securities which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the underlying indexes or the underlying index stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the securities or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the securities; hedging the exposure of Goldman Sachs to the securities including any interest in the securities that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the securities.

Any of these hedging or other activities may adversely affect the value of the underlying indexes — directly or indirectly by affecting the value of the underlying index stocks — and therefore the market value of your securities and the amount we will pay on your securities, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and may receive substantial returns on hedging or

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

other activities while the value of your securities declines. In addition, if the distributor from which you purchase securities is to conduct hedging activities in connection with the securities, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the securities to you in addition to the compensation they would receive for the sale of the securities.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Securities

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indexes, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your securities, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the securities.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your securities, or similar or linked to the underlying indexes or underlying index stocks. Investors in the securities should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the securities for liquidity, research coverage or otherwise.

The Policies of the Underlying Index Publishers and Changes That Affect the Underlying Indexes or the Underlying Index Stocks Comprising the Underlying Indexes Could Affect the Payment at Maturity and the Market Value of the Securities

The policies of the applicable underlying index publisher concerning the calculation of the value of an underlying index, additions, deletions or substitutions of underlying index stocks comprising such underlying index and the manner in which changes affecting the underlying index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the underlying index, could affect the value of the underlying index and, therefore, the payment on a coupon payment date or at maturity and the market value of your securities before a coupon payment date or the stated maturity date. The payment on a coupon payment date or at maturity and the market value of your securities could also be affected if the applicable underlying index publisher changes these policies, for example, by changing the manner in which it calculates an underlying index value or if the applicable underlying index publisher discontinues or suspends calculation or publication of the value of an underlying index, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the index closing values of the underlying indexes on any such date — and thus the payment on a coupon payment date or at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing index value of each underlying index on any index business day and the coupon or payment on a coupon payment date or at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlying” and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 25.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked to the MSCI EAFE Index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Your Investment in the Securities Will Be Subject to Foreign Currency Exchange Rate Risk

Because the MSCI EAFE Index is a U.S. dollar denominated index whose underlying stock prices are converted by the applicable underlying index publisher into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the securities will be exposed to currency exchange rate risk with respect to each of the currencies represented in the MSCI EAFE Index which are converted in such manner.  An investor’s net exposure will depend on the extent to which the currencies represented in the MSCI EAFE Index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall MSCI EAFE Index.  If, taking into account such weighting, the U.S. dollar strengthens against the component currencies, the value of the MSCI EAFE Index may be adversely affected and the amount payable at maturity of the securities may be reduced.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your securities and the trading market for your securities.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your securities.

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

The Underlying Indexes

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500® Index is calculated, maintained and published by S&P Dow Jones Indices LLC.

As of April 5, 2016, the 500 companies included in the S&P 500® Index were divided into ten Global Industry Classification Sectors. The Global Industry Classification Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (12.88%), Consumer Staples (10.52%), Energy (6.61%), Financials (15.56%), Health Care (14.53%), Industrials (10.06%), Information Technology (20.82%), Materials (2.82%), Telecommunication Services (2.80%) and Utilities (3.40%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indexes.)

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — S&P 500® Index” on page S-42 of the accompanying general terms supplement no. 25.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.”

As of April 6, 2016, the 2,000 companies included in the Russell 2000® Index were divided into nine Russell Global Sectors. The Russell Global Sectors include (with the approximate percentage currently included in such sectors indicated in parentheses): Consumer Discretionary (14.49%), Consumer Staples (3.40%), Financial Services (26.73%), Health Care (14.47%), Materials & Processing (6.23%), Other Energy (2.23%), Producer Durables (12.42%), Technology (14.67%) and Utilities (5.38%). (Sector designations are determined by the underlying index publisher using criteria it has selected or developed. Index publishers may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indexes with different index publishers may reflect differences in methodology as well as actual differences in the sector composition of the indexes.)

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

As of the 2016 annual reconstitution, which is scheduled for June 2016, if a share class of a company does not independently qualify for eligibility in the index, the shares will no longer be aggregated with the shares of such company’s primary vehicle (generally the share class with the highest two-year trading volume) and will be removed from such company’s available shares.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see ““The Underlyings — Russell 2000® Index” on page S-62 of the accompanying general terms supplement no. 25.

The Russell 2000® Index is a trademark of Russell Investment Group (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The MSCI EAFE Index

The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

MSCI EAFE Index

Index Stock Weighting by Country

as of April 6, 2016

Country:	Percentage (%)*
Australia	7.03%
Austria	0.19%
Belgium	1.48%
Denmark	2.06%
Finland	1.00%
France	10.00%
Germany	9.10%
Hong Kong	3.33%
Ireland	0.51%
Israel	0.73%
Italy	2.11%
Japan	22.23%
Netherlands	3.11%
New Zealand	0.18%
Norway	0.57%
Portugal	0.16%
Singapore	1.38%
Spain	3.11%
Sweden	2.97%
Switzerland	9.35%
United Kingdom	19.40%

*Information provided by MSCI. Percentages may not sum to 100% due to rounding.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

MSCI EAFE Index

Index Stock Weighting by Sector

as of April 6, 2016

Sector**	Percentage (%)*
Consumer Discretionary	12.98%
Consumer Staples	12.90%
Energy	4.59%
Financials	23.47%
Health Care	11.95%
Industrials	13.22%
Information Technology	5.23%
Materials	6.67%
Telecommunication Services	5.10%
Utilities	3.88%

*Information provided by MSCI.  Percentages may not sum to 100% due to rounding.

**Sector designations are determined by the underlier sponsor using criteria it has selected or developed.  Index sponsors may use very different standards for determining sector designations.  In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ.  As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

The above information supplements the description of the underlying index found in the accompanying general terms supplement no. 25. This information was derived from information prepared by the underlying index publisher, however, the percentages we have listed above are approximate and may not match the information available on the underlying index publisher’s website due to subsequent corporation actions or other activity relating to a particular stock. For more details about the underlying index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underlyings — MSCI Indices” on page S-48 of the accompanying general terms supplement no. 25.

The MSCI indices are the exclusive property of MSCI Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and are licensed for use for certain purposes by GS Finance Corp. and its affiliates. These securities, based on such index, have not been passed on by MSCI as to their legality or suitability, and are not issued, sponsored, endorsed, sold or promoted by MSCI, and MSCI bears no liability with respect to any such securities. No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. The general terms supplement contains a more detailed description of the limited relationship MSCI has with GS Finance Corp. and any related securities.

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in your receiving any coupon

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, and 2015 and the first two calendar quarters of 2016 (through April 15, 2016). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2007
Quarter ended March 31	1,459.68	1,374.12	1,420.86
Quarter ended June 30	1,539.18	1,424.55	1,503.35
Quarter ended September 30	1,553.08	1,406.70	1,526.75
Quarter ended December 31	1,565.15	1,407.22	1,468.36
2008
Quarter ended March 31	1,447.16	1,273.37	1,322.70
Quarter ended June 30	1,426.63	1,278.38	1,280.00
Quarter ended September 30	1,305.32	1,106.39	1,166.36
Quarter ended December 31	1,161.06	752.44	903.25
2009
Quarter ended March 31	934.70	676.53	797.87
Quarter ended June 30	946.21	811.08	919.32
Quarter ended September 30	1,071.66	879.13	1,057.08
Quarter ended December 31	1,127.78	1,025.21	1,115.10
2010
Quarter ended March 31	1,174.17	1,056.74	1,169.43
Quarter ended June 30	1,217.28	1,030.71	1,030.71
Quarter ended September 30	1,148.67	1,022.58	1,141.20
Quarter ended December 31	1,259.78	1,137.03	1,257.64
2011
Quarter ended March 31	1,343.01	1,256.88	1,325.83
Quarter ended June 30	1,363.61	1,265.42	1,320.64
Quarter ended September 30	1,353.22	1,119.46	1,131.42
Quarter ended December 31	1,285.09	1,099.23	1,257.60
2012
Quarter ended March 31	1,416.51	1,277.06	1,408.47
Quarter ended June 30	1,419.04	1,278.04	1,362.16
Quarter ended September 30	1,465.77	1,334.76	1,440.67
Quarter ended December 31	1,461.40	1,353.33	1,426.19
2013
Quarter ended March 31	1,569.19	1,457.15	1,569.19
Quarter ended June 30	1,669.16	1,541.61	1,606.28
Quarter ended September 30	1,725.52	1,614.08	1,681.55

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

	High	Low	Period End
Quarter ended December 31	1,848.36	1,655.45	1,848.36
2014
Quarter ended March 31	1,878.04	1,741.89	1,872.34
Quarter ended June 30	1,962.87	1,815.69	1,960.23
Quarter ended September 30	2,011.36	1,909.57	1,972.29
Quarter ended December 31	2,090.57	1,862.49	2,058.90
2015
Quarter ended March 31	2,117.39	1,992.67	2,067.89
Quarter ended June 30	2,130.82	2,057.64	2,063.11
Quarter ended September 30	2,128.28	1,867.61	1,920.03
Quarter ended December 31	2,109.79	1,923.82	2,043.94
2016
Quarter ended March 31	2,063.95	1,829.08	2,059.74
Quarter ending June 30 (through April 15, 2016)	2,082.78	2,041.91	2,080.73

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2007
Quarter ended March 31	829.440	760.060	800.710
Quarter ended June 30	855.090	803.220	833.700
Quarter ended September 30	855.770	751.540	805.450
Quarter ended December 31	845.720	735.070	766.030
2008
Quarter ended March 31	753.550	643.970	687.970
Quarter ended June 30	763.270	686.070	689.660
Quarter ended September 30	754.380	657.720	679.580
Quarter ended December 31	671.590	385.310	499.450
2009
Quarter ended March 31	514.710	343.260	422.750
Quarter ended June 30	531.680	429.160	508.280
Quarter ended September 30	620.690	479.270	604.280
Quarter ended December 31	634.070	562.400	625.390
2010
Quarter ended March 31	690.300	586.490	678.640
Quarter ended June 30	741.920	609.490	609.490
Quarter ended September 30	677.640	590.030	676.140
Quarter ended December 31	792.350	669.450	783.650
2011
Quarter ended March 31	843.550	773.180	843.550
Quarter ended June 30	865.290	777.200	827.430
Quarter ended September 30	858.110	643.420	644.160
Quarter ended December 31	765.430	609.490	740.920
2012
Quarter ended March 31	846.130	747.280	830.300
Quarter ended June 30	840.630	737.240	798.490
Quarter ended September 30	864.700	767.750	837.450
Quarter ended December 31	852.490	769.480	849.350

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

	High	Low	Period End
2013
Quarter ended March 31	953.068	872.600	951.542
Quarter ended June 30	999.985	901.513	977.475
Quarter ended September 30	1,078.408	989.535	1,073.786
Quarter ended December 31	1,163.637	1,043.459	1,163.637
2014
Quarter ended March 31	1,208.651	1,093.594	1,173.038
Quarter ended June 30	1,192.964	1,095.986	1,192.964
Quarter ended September 30	1,208.150	1,101.676	1,101.676
Quarter ended December 31	1,219.109	1,049.303	1,204.696
2015
Quarter ended March 31	1,266.373	1,154.709	1,252.772
Quarter ended June 30	1,295.799	1,215.417	1,253.947
Quarter ended September 30	1,273.328	1,083.907	1,100.688
Quarter ended December 31	1,204.159	1,097.552	1,135.889
2016
Quarter ended March 31	1,114.028	953.715	1,114.028
Quarter ending June 30 (through April 15, 2016)	1,130.923	1,092.785	1,130.923

Historical Quarterly High, Low and Period End Index Closing Values of the MSCI EAFE Index

	High	Low	Period End
2007
Quarter ended March 31	2,182.60	2,030.00	2,147.51
Quarter ended June 30	2,285.36	2,152.13	2,262.24
Quarter ended September 30	2,335.70	2,039.86	2,300.38
Quarter ended December 31	2,388.74	2,179.99	2,253.36
2008
Quarter ended March 31	2,253.36	1,913.53	2,038.62
Quarter ended June 30	2,206.72	1,957.23	1,967.19
Quarter ended September 30	1,934.39	1,553.15	1,553.15
Quarter ended December 31	1,568.20	1,044.23	1,237.42
2009
Quarter ended March 31	1,281.02	911.39	1,056.23
Quarter ended June 30	1,361.36	1,071.10	1,307.16
Quarter ended September 30	1,580.58	1,251.65	1,552.84
Quarter ended December 31	1,617.99	1,496.75	1,580.77
2010
Quarter ended March 31	1,642.20	1,451.53	1,584.28
Quarter ended June 30	1,636.19	1,305.12	1,348.11
Quarter ended September 30	1,570.36	1,337.85	1,561.01
Quarter ended December 31	1,675.07	1,535.13	1,658.30
2011
Quarter ended March 31	1,758.97	1,597.15	1,702.55
Quarter ended June 30	1,809.61	1,628.03	1,708.08
Quarter ended September 30	1,727.43	1,331.35	1,373.33
Quarter ended December 31	1,560.85	1,310.15	1,412.55
2012
Quarter ended March 31	1,586.11	1,405.10	1,553.46
Quarter ended June 30	1,570.08	1,308.01	1,423.38

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

	High	Low	Period End
Quarter ended September 30	1,569.91	1,363.52	1,510.76
Quarter ended December 31	1,618.92	1,467.33	1,604.00
2013
Quarter ended March 31	1,713.66	1,604.15	1,674.30
Quarter ended June 30	1,781.84	1,598.66	1,638.94
Quarter ended September 30	1,844.39	1,645.23	1,818.23
Quarter ended December 31	1,915.60	1,790.27	1,915.60
2014
Quarter ended March 31	1,796.86	1,915.69	1,796.86
Quarter ended June 30	1,882.24	1,972.12	1,882.24
Quarter ended September 30	1,846.08	1,846.08	1,846.08
Quarter ended December 31	1,714.64	1,774.89	1,714.64
2015
Quarter ended March 31	1,900.90	1,697.01	1,849.34
Quarter ended June 30	1,949.49	1,842.46	1,842.46
Quarter ended September 30	1,894.42	1,609.50	1,644.40
Quarter ended December 31	1,779.25	1,654.98	1,716.28
2016
Quarter ended March 31	1,716.28	1,492.43	1,652.04
Quarter ending June 30 (through April 15, 2016)	1,682.93	1,595.94	1,682.11

The graphs below show the daily historical index closing values of each underlying index from January 1, 2007 through April 15, 2016. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Additional Information About the Securities

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-17 of the accompanying general terms supplement no. 25. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 25.

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying index publisher:	S&P Dow Jones Indices LLC with respect to the S&P 500® Index, FTSE Russell with respect to the Russell 2000® Index and MSCI Inc. with respect to the MSCI EAFE Index
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Regular record date:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Postponement of maturity date:	As described under “Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 25
Specified currency:	U.S. dollars (“$”)
Index closing value:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Value” on page S-33 of the accompanying general terms supplement no. 25
Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-32 of the accompanying general terms supplement no. 25
Index business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Underlying Business Day” on page S-32 of the accompanying general terms supplement no. 25
FDIC:	The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Tax considerations:

You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-96 of the accompanying general terms supplement no. 25. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.  If you are a United States alien holder of the securities, we intend to withhold on coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty.  In addition, upon the sale, exchange, redemption or maturity of your securities, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time (excluding amounts attributable to any coupon payment) and your tax basis in your securities. Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to FATCA

April 2016

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Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange or other disposition of the securities made before January 1, 2019.

Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-95 of the accompanying general terms supplement no. 25
ERISA:	As described under “Employee Retirement Income Security Act” on page S-103 of the accompanying general terms supplement no. 25
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-104 of the accompanying general terms supplement no. 25 and “Plan of Distribution — Conflicts of Interest” on page 78 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $19.90, or 1.99% of the principal amount, for each security they sell. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $3.60 of the selling concession, or 0.36% of the principal amount, for each security as a structuring fee. Goldman, Sachs & Co. will receive an underwriting discount of $3.00, or 0.30% of the principal amount, for each security. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on April 20, 2016, which is the third scheduled business day following the date of this pricing supplement and of the pricing of the securities.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

Contact:

Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).

About Your Securities:

The securities are notes that are part of the Medium-Term Notes, Series E program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (Registration Statement No. 333-198735). This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•                  General terms supplement no. 25 dated December 22, 2015

•                  Prospectus supplement dated December 22, 2015

April 2016

GS Finance Corp

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

•                  Prospectus dated December 22, 2015

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

For purposes of the securities, all references to “lesser performing” used in the accompanying general terms supplement no. 25 will be deemed to refer to “worst performing” in this pricing supplement.

Validity of the Securities and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., the related guarantee offered by this pricing supplement has been executed and issued by The Goldman Sachs Group, Inc., and such securities have been authenticated by the trustee pursuant to the indenture, and such securities and the guarantee have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) such related guarantee will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 26, 2015, which has been filed as an exhibit to a Current Report on Form 8-K, dated February 26, 2015, filed by The Goldman Sachs Group, Inc. on February 26, 2015.

April 2016

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 25, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 25, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$8,129,000

GS Finance Corp.

Contingent Income Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the MSCI EAFE Index due April 20, 2020

Principal at Risk Securities

Goldman, Sachs & Co.

April 2016